                                                                    EXHIBIT 99.2


N E W S   R E L E A S E

SUBJECT:         HAVERTY FURNITURE
                 REPORTS RESULTS FOR SECOND QUARTER 2004

-------------------------------------------------------------------------------


ATLANTA, GEORGIA, JULY 28, 2004 - HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported earnings for the second quarter ended June 30, 2004. Net income for the second quarter was $3.7 million or $0.16 per diluted share of Common Stock, as compared to the second quarter 2003 net income of $2.1 million or $0.10 per diluted share of Common Stock.

For the six months ended June 30, 2004, net income was $9.9 million or $0.43 per diluted share of Common Stock versus net income of $7.0 million or $0.32 per diluted share of Common Stock for the same period in 2003.

Net sales for the second quarter of 2004 were $179.6 million, an increase of 6.5% over sales of $168.6 million for the corresponding quarter in 2003. As previously reported, comparable-store sales increased 2.6% for the quarter.

Clarence H. Smith, president and chief executive officer, said, "The strength of our brand continued to drive our sales and earnings growth during the second quarter. Our expanded Havertys Collections Premium merchandise and newly introduced private-label bedding line give us a branded assortment in all categories and price points. Sales of our Havertys branded products were approximately 36% of our total second quarter sales, more than double that of last year's second quarter.

"On a comparable basis, gross profit margin increased 80 basis points over the second quarter last year. Increased sales of Havertys branded products and reduced levels of markdowns helped generate our improved margins.

"The total amounts financed by our customers, either through our programs or the third party provider, decreased during the second quarter to 40% of sales from 45% last year. We did have an increase in usage of our internal credit programs during the second quarter as compared to the first quarter of 2004. This generated additional accounts receivable but since these are mostly no-interest accounts, our credit service charge revenue for the second quarter lagged the prior year's quarter by $0.5 million. The financial strength of our customer base and corresponding receivable portfolio is demonstrated by the reduction in the provision for bad debts.

"We had modest improvements in our SG&A expenses as a percent of sales on a comparable basis as we leveraged certain fixed costs and had reductions in our warehouse costs.

"Our use of cash during the quarter was primarily directed towards inventory and capital expenditures. Inventories grew during the second quarter as we strengthened our premium merchandise lines and reacted to the higher forecasted sales of imported products.

"We opened our new Columbia, Maryland store in the second quarter, and our second store in San Antonio, Texas will open in September. We will move into new markets as we expand into Cincinnati, Ohio and Baton Rouge, Louisiana later this year. The strength of our merchandising and ability to service the customer give us a distinct advantage. We are excited about our current and future growth opportunities as we extend our reach and strengthen our market share," Smith concluded.



                                                                       more.....

NEWS RELEASE - July 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                        Page 2


Effective this quarter, the Company must report its earnings per share using the two-class method as required by the Emerging Issues Task Force (EITF). The EITF reached final consensus on Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings Per Share" at their March 17, 2004 meeting. EITF 03-6 requires the income per share for each class of common stock to be calculated assuming 100% of the Company's earnings are distributed as dividends to each class of common stock based on their contractual rights. The Common Stock of the Company has a 105% dividend preference to the Class A Common Stock. The Class A Common Stock, which has ten votes per share as opposed to one vote per share for the Common Stock, may be converted at any time on a one-for-one basis for the Common Stock at the option of the holder of the Class A Common Stock. The effective result of EITF 03-6 is that the basic earnings per share for the Common Stock is 105% of the basic earnings per share of the Class A Common Stock. Additionally, given the Company's current capital structure, diluted earnings per share for Common Stock under EITF 03-6 will be the same as was reported previously using the if-converted method.

In November 2002, the Emerging Issues Task Force issued EITF 02-16, "Accounting by a Customer for Cash Consideration Received from a Vendor." This EITF places certain restrictions on the treatment of advertising allowances and requires vendor rebates to be treated as a reduction of inventory costs for agreements entered into or significantly modified after November 30, 2002, unless they represent a reimbursement of specific, incremental, identifiable costs incurred by the customer to sell the vendor's product. The adoption of EITF 02-16 did not have a material impact on the Company's 2003 financial statements as most contracts were in place prior to the effective date or allowances were tracked and identified with specific incremental advertising costs. Beginning in 2004, the Company elected to treat all cooperative advertising funds received from vendors as a reduction in the cost of inventory.

The change in the classification of the co-operative advertising funds and rebates in accordance with GAAP makes a reconciliation necessary to compare the current year periods to prior-year periods. The following table adjusts the gross profit and SG&A line items to a comparable basis (in millions):

                         Quarter Ended                %                   Six Months Ended                %
                            June 30                Net Sales                   June 30                 Net Sales
                      ----------------    ----------------------------    ----------------    -----------------------------
                       2004      2003      2004       2003      Change     2004     2003       2004       2003      Change
                      ------    ------    ------     ------     ------    ------    ------    ------     ------     -------
Gross profit,
 as reported          $ 90.7    $ 80.6      50.5%      47.8%       2.7    $188.6    $166.6      51.0%      48.4%      2.6

Co-op advertising
 funds and rebates      (3.4)     (0.1)     (1.9)      (0.0)      (1.9)     (6.8)     (0.1)     (1.9)     (0.0)      (1.9)
                      ------    ------    ------     ------     ------    ------    ------    ------     ------     -----

Gross profit on a
 comparable basis *   $ 87.3    $ 80.5      48.6%      47.8%       0.8    $181.8    $166.5      49.1%      48.4%      0.7
                      ======    ======    ======     ======     ======    ======    ======    ======     ======     =====

S,G&A, as
 reported             $ 84.9    $ 76.9      47.3%      45.6%       1.7    $173.7    $155.5      47.0%      45.2%      1.8

Co-op advertising
 funds and rebates      (3.4)     (0.1)     (1.9)      (0.0)      (1.9)     (6.8)     (0.1)     (1.9)      (0.0)     (1.9)
                      ------    ------    ------     ------     ------    ------    ------    ------     ------     -----

S,G&A on a
 comparable basis *   $ 81.5    $ 76.8      45.4%      45.6%      (0.2)   $166.9    $155.4      45.1%      45.2%     (0.1)
                      ======    ======    ======     ======     ======    ======    ======    ======     ======     =====


* The 2004 amounts for the periods presented are for informational purposes only and are non-GAAP as defined by Regulation G.


                                                                        more....

NEWS RELEASE - July 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                       Page 3


Havertys is a full-service home furnishings retailer with 114 showrooms in 15 southern and central states providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's website at www.havertys.com.

This release includes forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company's reports filed with the SEC.

The company will sponsor a conference call Wednesday, July 28, 2004 at 10:00 a.m. Eastern Daylight Time to review the second quarter. Listen-only access to the call is available via the web at havertys.com (For Investors) and at streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

NEWS RELEASE - July 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                        Page 4


                                                         Condensed Consolidated Statements of Income
                                                           (Amounts in thousands except per share data)
                                                                         (Unaudited)

                                                            Quarter Ended                 Six Months Ended
                                                               June 30,                       June 30,
                                                      -------------------------      -------------------------
                                                        2004             2003           2004            2003
                                                      ---------       ---------      ---------       ---------
Net sales                                             $ 179,614       $ 168,634      $ 369,915       $ 344,014
Cost of goods sold                                       88,960          87,988        181,299         177,456
                                                      ---------       ---------      ---------       ---------
         Gross profit                                    90,654          80,646        188,616         166,558

Credit service charges                                    1,163           1,629          2,467           3,521
                                                      ---------       ---------      ---------       ---------
         Gross profit and other revenue                  91,817          82,275        191,083         170,079

Expenses:
         Selling, general and administrative             84,946          76,927        173,737         155,543
         Interest                                           964           1,164          2,089           2,297
         Provision for doubtful accounts                    198             532            329           1,105
         Other (income) expense, net                       (264)            232           (853)           (123)
                                                      ---------       ---------      ---------       ---------
                 Total expenses                          85,844          78,855        175,302         158,822
                                                      ---------       ---------      ---------       ---------

Income before income taxes                                5,973           3,420         15,781          11,257

Income taxes                                              2,228           1,283          5,886           4,222
                                                      ---------       ---------      ---------       ---------
         Net income                                   $   3,745       $   2,137      $   9,895       $   7,035
                                                      =========       =========      =========       =========

Basic earnings per share:
         Common Stock                                 $    0.17       $    0.10      $    0.44       $    0.33
         Class A Common Stock                         $    0.16       $    0.09      $    0.42       $    0.31
Diluted earnings per share (1):
         Common Stock                                 $    0.16       $    0.10      $    0.43       $    0.32
         Class A Common Stock                         $    0.16       $    0.09      $    0.41       $    0.30

Weighted average shares - basic
         Common Stock                                    18,221          17,338         18,154          17,320
         Class A Common Stock                             4,343           4,524          4,354           4,525
Weighted average shares - assuming dilution (1):
         Common Stock                                    23,048          22,152         23,116          22,036
         Class A Common Stock                             4,343           4,524          4,354           4,525

Cash dividends per common share:
         Common Stock                                 $  0.0625       $  0.0575      $   0.125       $   0.115
         Class A Common Stock                         $  0.0575       $  0.0525      $   0.115       $   0.105


(1)  See additional details at the end of this release.

NEWS RELEASE - July 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                       Page 5



                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)


                                                          June 30,    December 31,   June 30,
                                                            2004          2003         2003
                                                         --------      --------      --------
  Assets
           Cash and cash equivalents                     $ 21,835      $ 31,591      $  4,295
           Accounts receivable,
                  net of allowance                         78,002        86,709        97,890
           Inventories at LIFO cost                       118,358       106,264       115,994
           Other current assets                            11,271        15,578         9,929
                                                         --------      --------      --------
                  Total Current Assets                    229,466       240,142       228,108

           Accounts receivable, long-term                  11,995        10,945        13,570
           Property and equipment, net                    171,924       171,546       150,901
           Other assets                                     9,169        10,569         8,849
                                                         --------      --------      --------
                                                         $422,554      $433,202      $401,428
                                                         ========      ========      ========


  Liabilities and Stockholders' Equity
           Notes payable to banks                        $     --      $     --      $     --
           Accounts payable and
                  accrued expenses                         75,518        87,770        74,267
           Current portion of long-term debt               13,538        13,528        12,682
                                                         --------      --------      --------
                          Total Current Liabilities        89,056       101,298        86,949

           Long-term debt and capital
                  lease obligations                        58,742        65,402        73,335
           Other liabilities                               12,685        13,766        10,574
           Stockholders' equity                           262,071       252,736       230,570
                                                         --------      --------      --------
                                                         $422,554      $433,202     $ 401,428
                                                         ========      ========     =========

NEWS RELEASE - July 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                        Page 6



                 Condensed Consolidated Statements of Cash Flows
                             (Amounts in thousands)
                                   (Unaudited)



                                                                                                           Six Months Ended June 30,
                                                                                                              2004           2003
                                                                                                           --------       --------
OPERATING ACTIVITIES
Net Income                                                                                                 $  9,895       $  7,035
Adjustments to reconcile net income to net cash
         provided by operating activities:
                Depreciation and amortization                                                                 9,452          8,430
                Provision for doubtful accounts                                                                 329          1,105
                (Gain) loss on sale of property and equipment                                                    94            (29)

Changes in operating assets and liabilities                                                                 (14,172)         6,451
                                                                                                           --------       --------
                            NET CASH PROVIDED BY OPERATING ACTIVITIES                                         5,598         22,992
                                                                                                           --------       --------

INVESTING ACTIVITIES
Capital expenditures                                                                                        (10,835)       (12,228)
Purchases of properties previously under leases                                                                  --         (4,238)
Proceeds from sale of property and equipment                                                                    911            770
Other investing activities                                                                                    2,196            647
                                                                                                           --------       --------

                            NET CASH USED IN INVESTING ACTIVITIES                                            (7,728)       (15,049)
                                                                                                           --------       --------

FINANCING ACTIVITIES
Net increase (decrease) in borrowings under revolving credit facilities                                          --            800
Payments on long-term debt and capital lease obligations                                                     (6,650)        (6,684)
Treasury stock acquired                                                                                          --           (245)
Proceeds from exercise of stock options                                                                       1,792          1,178
Dividends paid                                                                                               (2,768)        (2,466)
Other financing activities                                                                                       --              5
                                                                                                           --------       --------

                            NET CASH USED IN FINANCING ACTIVITIES                                            (7,626)        (7,412)
                                                                                                           --------       --------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                                             (9,756)           531

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                               31,591          3,764
                                                                                                           --------       --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                                 $ 21,835       $  4,295
                                                                                                           ========       ========


                                                                         more...

NEWS RELEASE - July 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                         Page 7


(1) The following details how the number of shares in calculating the diluted earnings per share for Common Stock are derived under SFAS 128 and EITF 03-6 (shares in thousands):



                                                   Quarter Ended               Six Months Ended
                                                      June 30                       June 30
                                               ----------------------       ---------------------
                                                  2004          2003          2004           2003
                                               --------      --------      --------      --------

Common:
      Weighted average shares outstanding        18,221        17,338        18,154        17,320

      Assumed conversion of
        Class A Common shares                     4,343         4,524         4,354         4,525

      Dilutive options                              484           290           608           191
                                               --------      --------      --------      --------
      Total weighted-average
        diluted common shares                    23,048        22,152        23,116        22,036
                                               ========      ========      ========      ========



The amount of earnings used in calculating diluted earnings per share of Common Stock is equal to net income since the Class A shares are assumed to be converted.

Diluted earnings per share of Class A Common Stock includes the effect of dilutive common stock options which reduces the amount of undistributed earnings allocated to the Class A Common Stock.
















                                    # # # # #

                      Contact: Dennis L. Fink, EVP & CFO or
                  Jenny Hill Parker, VP, Secretary & Treasurer
                                  404-443-2900